EXHIBIT 4.04

AMENDMENT TO

INVESTORS’ RIGHTS AGREEMENT

This Amendment to Investors’ Rights Agreement (this “Amendment”) is made effective as of May 8, 2003 by and between Design Within Reach, Inc., a California corporation (the “Company”), and the holders of the Company’s capital stock who are parties to that certain Investors’ Rights Agreement dated as of May 12, 2000 (the “Investors’ Rights Agreement”).

WHEREAS, the Company and certain holders of the Company’s capital stock entered into the Investors’ Rights Agreement which governs the rights of certain investors in the Company’s capital stock; and

WHEREAS, the Company and the holders of at least a majority of the Company’s outstanding Common Stock, Series A Preferred Stock and Series B Preferred Stock desire to amend the Investors’ Rights Agreement regarding the matters set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 2.4 of the Investors’ Rights Agreement is hereby deleted in its entirety.

2.	Section 3 is hereby amended to add Section 3.10, which shall read as follows: “Section 3.10 Addition of Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock or Common Stock, and the Company shall require such purchaser to become a party to this Agreement, then any such purchaser may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a ‘Holder’, ‘Investor’, and/or ‘Major Investor’, as applicable, hereunder”.

3.	Except as expressly modified hereby, the Investors’ Rights Agreement shall remain in full force and effect in accordance with its original terms.

4.	This Amendment shall be governed, construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

DESIGN WITHIN REACH, INC.		COMMON STOCKHOLDERS:

By:

Name:	David Barnard	ROBERT J. FORBES, JR.
Title:	Chief Financial Officer
Robert J. Forbes, Jr.

OTHER COMMON STOCKHOLDERS:

Signature:
Print Name:

SERIES A PREFERRED STOCKHOLDERS:

JH CAPITAL PARTNERS, L.P.
		By:	Hansen Capital Management, Its General Partner

Signature:
Print Name:
Title:

OTHER SERIES A PREFERRED STOCKHOLDERS:

Signature:
Print Name:

SIGNATURE PAGE TO AMENDMENT

SERIES B PREFERRED STOCKHOLDERS:

REED ELSEVIER INC.

Signature:

Print Name:
Title:

JESSE.HANSEN CO-INVESTMENT VEHICLE, L.P.
By:	Hansen Capital Management, Its General Partner

Signature:

Print Name:
Title:

JH CAPITAL PARTNERS, L.P.
By:	Hansen Capital Management, Its General Partner

Signature:

Print Name:
Title:

OTHER SERIES B PREFERRED STOCKHOLDERS:

Signature:

Print Name:

SIGNATURE PAGE TO AMENDMENT